UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

Heron Lake BioEnergy, LLC

(Exact name of registrant as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 793-0077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 16, 2013, Heron Lake BioEnergy, LLC (the “Company”) began mailing to subscribers in its Notes Offering (as defined below) certain material non-public information regarding the Company’s preliminary unaudited condensed consolidated financial information for May and June 2013, which is attached hereto as Exhibit 99.1.  This information was included in a Disclosure Statement Supplement, dated August 16, 2013, to a Confidential Disclosure Statement dated June 11, 2013 relating to the Company’s offering of a minimum of $5 million and a maximum of $12 million in aggregate principal amount of 7.25% Secured Subordinated Notes due 2018 (the “Notes Offering”).

The preliminary unaudited condensed consolidated financial information for May and June 2013 is subject to the Company’s management’s and independent auditors’ customary accounting and review procedures.

Item 9.01 Financial Statements and Exhibits

(a)                                 None.

(b)                                 None.

(c)                                  None.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Preliminary Unaudited Condensed Consolidated Financial Information for May and June 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

August 19, 2013	/s/ Stacie Schuler
Date	Stacie Schuler, Chief Financial Officer